Exhibit 99.1

Byrna Technologies Inc. to Present at

Raymond James 2021 Technology Investors Conference

ANDOVER, MA – November 30, 2021 - Byrna Technologies Inc. (NASDAQ: BYRN) (“Byrna” or “the Company”) announced today that Bryan Ganz, Byrna’s Chief Executive Officer, is scheduled to conduct a virtual fireside chat at the Raymond James Technology Investors Conference on Wednesday, December 8, 2021 at 8:50 am ET.

A live webcast and replay of the fireside chat and an updated investor presentation will be available at ir.byrna.com.

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here. The Company is the manufacturer of the Byrna® HD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company’s e-commerce store www.byrna.com.

Contact: Byrna Technologies Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Devin Sullivan 212-836-9608 dsullivan@equityny.com